UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2023

Blox, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53565	20-8530914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Avenue of the Americas, 5th Floor New YORK. NY 10036

+618 929661669

Registrant’s telephone number, including area code

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BLXX	OTC US

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Item 8.01 Other Items

 8.0 Blox Inc commences legal action against Mr Kaba for damages valued at US$ 125 million.

The Company announces that it, and its affiliated companies, have commenced legal action in Guinea against its former country manager in Guinea, Mr. N’Famoussa Kaba in regards to his fraudulent activity concerning the company’s Mansounia exploration property in Guinea.

As a minority partner and in country manager, Mr. Kaba breached his obligations to the Company with the fraudulent transfer of the property licence to his own company Penta Goldfields, without the consent or knowledge of the Company, so that he could resell/transfer such license. By failing to properly discharge his duties as manager and minority partner, abusing his position and violating his duties of loyalty, and transferring the license for his own benefit, Mr. Kaba has incurred liability for the resulting damages suffered by the Company. The Company damages include but are not limited to: funds paid to Mr. Kaba; costs paid by the Company in regards to the mining permits; costs of a feasibility study; and the value of 1.6 million ounces of gold, the estimated mineral resource of the Mansounia property. The Company estimates these damages to be US$125 million.

Mr Kaba was summoned to appear in court to answer the charges, however neither he nor his counsel appeared, nor did they appeal to the court for an extension.

The Judge reappointed the matter for 7 days hence, and again neither Mr Kaba nor his counsel appeared, nor did they appeal for an extension.

On this second hearing, the Judge said he would rule on the matter on 30 March 2023.

In addition, the Company has written to the current Minister of Mining and Geology advising him of the various breaches that the former Minister had committed against the Mining Act of Guinea, and advising him not to allow any transfer of Penta Goldfields’ licence to any other party until this current action before the court has been determined. Readers may recall that we obtained an injunction causing the then Minister of Mining and Geology to cease any action on the Mansounia concession until advised by the court (See news release dated 14 June 2021). This was ignored by the Minister.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2023

Blox, Inc.

/s/ Tony Pickett
TONY PICKETT
Chairman

2